Exhibit 99.1

CONTACTS:
DATE: APRIL 24, 2006
Joseph Russo - Alliance Financial Corporation
(315) 491-7149
(315) 475-6710
FOR IMMEDIATE RELEASE
Gregory Kreis -
Bridge Street Financial, Inc.
(315) 326-3250
ALLIANCE FINANCIAL CORPORATION TO ACQUIRE
BRIDGE STREET FINANCIAL, INC.;
OSWEGO COUNTY NATIONAL BANK TO MERGE INTO ALLIANCE BANK
SYRACUSE, NY AND OSWEGO, NY, April 24, 2006 – Alliance Financial Corporation (NASDAQ: ALNC) (“Alliance”) and Bridge Street Financial, Inc. (NASDAQ: OCNB) (“Bridge Street”) jointly announced that they have entered into a definitive agreement whereby Alliance will acquire Bridge Street and Bridge Street’s subsidiary bank, Oswego County National Bank, will merge into Alliance Bank, N.A. The merger, which was unanimously approved by the Boards of Directors of Alliance and Bridge Street, is expected to close by early fourth quarter, 2006, pending the approval of both companies’ shareholders and regulatory approvals by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York. The combined bank will have assets in excess of $1.2
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billion and a network of 29 branches in Cortland, Madison, Oneida, Onondaga and Oswego Counties, including two locations scheduled to open this summer.
     The transaction is valued at approximately $55 million. The consideration to be paid in the merger will be 25% cash and 75% in Alliance stock. Bridge Street shareholders will be able to elect to receive either $23.06 in cash or Alliance stock at a fixed exchange ratio of 0.7547 Alliance shares per Bridge Street share or a combination thereof, subject to customary proration and allocation procedures.
     Alliance anticipates that cost savings stemming from efficiencies, synergies and economies of scale post merger will make the transaction accretive to Alliance earnings in the first year. Alliance also anticipates it will record a $5.1 million after-tax restructuring charge.
     “We are very pleased to have reached an agreement to merge Bridge Street and Oswego County National Bank with our organization,” said Jack H. Webb, Chairman, President and Chief Executive Officer of Alliance. “This transaction will accrue to the benefit of both companies’ shareholders and will significantly benefit the customers and the communities now served by Oswego County National Bank and Alliance Bank. The merger will create a stronger locally based bank, operating under the Alliance Bank banner over a greater footprint in contiguous Central New York counties. By means of efficiencies and improvements in processes at both banks, we will be able to offer customers a wider array of consumer and business products specific to the Central New York market.”
     The merger will expand the current product offerings of the two companies. Bridge Street acquired Ladd’s Agency Inc., a commercial and personal property and
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casualty insurance agency, in 2005. Alliance Bank’s Trust and Investment Services business is among the largest based in Central New York, with over $860 million in assets under management. Alliance Bank also adds a commercial equipment leasing subsidiary to the combined bank.
     Gregory J. Kreis, President and Chief Executive Officer of Bridge Street and Oswego County National Bank, will assist with the transition as Region Executive of Alliance Bank for the Oswego market.
     Mr. Kreis stated that, “After careful consideration, the Board of Bridge Street feels that a combination with Alliance will positively benefit the shareholders, customers and communities that we currently serve. The Board and management of Alliance share our philosophy on the importance of excellent service to our communities at a fair price. The ability of the combined organization to provide a variety of expert financial services should be well received by our customers.”
     Deborah Stanley, Chairperson of Bridge Street’s Board of Directors as well as Oswego County National Bank’s Board, will join the boards of Alliance and its subsidiary Bank and a second Bridge Street Director will be chosen to join both Alliance boards.
     Alliance and Alliance Bank are headquartered in Syracuse, NY. Alliance’s assets were $980 million as of the end of 2005. Alliance Bank operates 21 branches in Cortland, Madison, Oneida and Onondaga Counties, and has announced plans to open an additional branch in Syracuse this summer.
     Bridge Street and Oswego County National Bank are headquartered in Oswego, NY. Bridge Street’s assets were $225 million as of the end of 2005. Oswego County
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National Bank operates seven branches in Brewerton, Fulton, Liverpool, North Syracuse, Oswego and Pulaski. Each of the directors and executive officers of Bridge Street has agreed to vote his or her shares in favor of the merger.
     Alliance was advised on the merger by Keefe, Bruyette and Woods, Inc. and received legal advice from Nixon Peabody LLP. Bridge Street was advised by Austin Associates, LLC and received legal advice from Thacher Proffitt & Wood LLP, Washington D.C.
     This press release does not constitute an offer of securities. Alliance and Bridge Street will file a registration statement and a joint proxy statement/prospectus concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). You are urged to read the registration statement, the joint proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Alliance and Bridge Street, at the SEC’s web site (http://www.sec.gov) and at their respective web sites, www.alliancebankna.com and www.ocnb.com .
     Copies of the joint proxy statement/prospectus can be obtained without charge, when available, by directing a request to Alliance Financial Corporation, 120 Madison
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Street, 18th Floor, Syracuse, NY 13202, Attn: Joseph Russo, (315) 475-6710 or Bridge Street Financial, Inc., 300 State Route 104, Oswego, New York 13126.
     Alliance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Alliance in connection with the merger. Information about the directors and executive officers of Alliance and their ownership of Alliance common stock is set forth in its proxy statement dated March 24, 2006, for its annual meeting of shareholders to be held on May 9, 2006, which is available at the Alliance and SEC web sites noted above.
     Bridge Street and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Bridge Street in connection with the merger. Information about the directors and executive officers of Bridge Street and their ownership of Bridge Street common stock is set forth in Bridge Street’s Form 10-K for the fiscal year ended December 31, 2005, which is available at the Bridge Street and SEC web sites noted above.
     This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the merger and the companies’ anticipations with respect to the combined company. These statements are based on the current beliefs and expectations of management as well as the assumptions made using information currently available to management and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the anticipated results as a result of various factors, including among others: (1) the failure to successfully integrate
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the two companies’ businesses, or to integrate them in a timely manner; (2) the failure to achieve anticipated cost savings, or to achieve savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) failure to obtain governmental approvals without adverse regulatory conditions; and (5) failure to obtain required shareholder approval. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by Alliance and Bridge Street with the SEC from time to time. Particular attention should be paid to Item 1A, “Risk Factors,” in Alliance’s Form 10-K for its fiscal year ended December 31, 2005. Except as required by law, Alliance and Bridge Street do not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.
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